Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2022 RESULTS

SMB business delivers record revenue; 20% year over year growth

SAN JOSE, California – July 27, 2022 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the second quarter ended July 3, 2022.

•	Second quarter 2022 net revenue of $223.2 million, a decrease of 27.7% from the comparable prior year quarter.
•	Second quarter 2022 GAAP operating loss of $10.1 million, or (4.5)% of net revenue, as compared to operating income of $21.5 million, or 7.0% of net revenue, in the comparable prior year quarter.
◦	Second quarter 2022 non-GAAP operating loss of $4.2 million, or (1.9)% of net revenue, as compared to operating income of $26.5 million, or 8.6% of net revenue, in the comparable prior year quarter.
•	Second quarter 2022 GAAP net loss per diluted share of $0.30, as compared to net income per diluted share of $0.57 in the comparable prior year quarter.
◦	Second quarter 2022 non-GAAP net loss per diluted share of $0.19, as compared to net income per diluted share of $0.66 in the comparable prior year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “In the second quarter, we delivered both revenue and non-GAAP operating margin above the high end of our guidance range. Strong execution by our team in navigating supply chain headwinds drove the outperformance, most notably for our ProAV managed switch, super premium WiFi mesh and 5G mobile hotspot products, and, as a result, each of these categories delivered double-digit year over year growth. This improved supply picture fueled strength in our SMB business, which delivered record quarterly revenue, and sales to our service provider customers, and we expect this momentum to continue into the second half as demand remains robust and our supply situation continues to improve.”

Mr. Lo continued, “Within our CHP business, we are pleased with our progress in growing the super-premium mesh market. This once again reinforces our strategy of focusing primarily on the premium, higher margin segments of the market and targeting those consumers with the highest propensity to subscribe to our service offerings. Accordingly, we continue to make progress growing our services business, ending the quarter with 654,000 paid subscribers, and remain on track towards our end of the year target of 750,000 subscribers.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “During the second quarter of 2022, we repurchased approximately 678,000 shares of common stock for $15.0 million. Preserving strong liquidity and generating cash remain paramount as the pandemic and its related supply chain challenges continue to persist. We expect to continue to opportunistically repurchase shares in future periods.”

Business Outlook

Mr. Murray continued, “With solid demand and improving supply, we expect SMB and the service provider channel to continue to gain momentum in the back half of the year. We expect third quarter revenue from the service provider channel will be approximately $40 million, and SMB revenue to grow sequentially. With some of our US retail customers intending to shrink their inventory positions further, we expect to continue working with them in the coming quarter to optimize their inventory levels. Together, these factors lead us to expect our third quarter net revenue to be in the range of $240 million to $255 million. While the supply picture continues to improve, we still expect to spend on airfreight to maximize our SMB revenue. As a result of these factors, our GAAP operating margin for the third quarter is expected to be in the range of (1.0)% to 0.0%, and non-GAAP operating margin is expected to be in the range of 1.5% to 2.5%. Our GAAP tax rate is expected to be approximately 22.0%, and our non-GAAP tax rate is expected to be 15.0% for the third quarter of 2022.

While we are confident in our ability to provide guidance at this time, we do so with the caveat that considerable uncertainty remains in the market due to the COVID-19 pandemic and supply chain conditions continuing to remain challenged and, should unforeseen events occur, in particular challenges related to closures affecting our manufacturing partners’ operations, increased transportation delays into any of our regional distribution or manufacturing centers, greater than expected freight or component costs, or lower than expected end market demand, our actual results could differ from the foregoing guidance.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	October 2, 2022
	Operating Margin Rate	Tax Rate

GAAP	(1.0)% - 0.0%	22.0%
Estimated adjustments for[1]:
Stock-based compensation expense	2.4%	-
Amortization of intangibles	0.1%	-
Non-GAAP tax adjustments	-	(7.0)%
Non-GAAP	1.5% - 2.5%	15.0%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2022 today, Wednesday, July 27, 2022 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6468. The international dial-in number for the live audio call is (929) 201-5709. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2022 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding revenue, continued profitability and cash generation; expectations regarding continuing market demand for the Company’s products and the Company’s ability to respond to this demand; the Company’s strategic shift to focusing on the premium, higher-margin segments of the market and targeting consumers with the highest propensity to subscribe to NETGEAR’s service offerings; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; expectations regarding supply constraints and inventory management; expectations regarding the ability to participate in promotional activities leading to further market share gains; expectations regarding expected tax rates; expectations regarding the impact of higher transportation and component costs and corresponding price increases; expectations regarding spending in transportation costs to maximize revenue; expectations regarding repurchases of the Company’s common stock; expectations regarding the Company’s small and medium business and service provider channel; expectations regarding price increases on NETGEAR’s products; and expectations regarding NETGEAR's paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic, including with respect to the Company’s supply chain, closures affecting the operations of the Company’s manufacturing partners and potential disruptions in the Company’s transportation network, including with respect to the Company’s distribution centers; future demand for the Company's products may be lower than anticipated; the Company’s shift in focus to premium products at the expense of lower end products may not prove to be successful; the Company may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; the Company may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully manage channel inventory levels; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers, including the Company’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended April 3, 2022, filed with the Securities and Exchange Commission on May 6, 2022. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, change in fair value of contingent consideration, goodwill impairment, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•	the ability to better identify trends in our underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: change in fair value of contingent consideration, goodwill impairment, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income(loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business. Non-GAAP income tax expense is computed on a current and deferred basis with non-GAAP income consistent with use of non-GAAP income as a performance measure. The Non-GAAP tax provision is calculated by adjusting the GAAP tax provision for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis. For interim periods, the non-GAAP income tax provision is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items. Included in the non-GAAP tax adjustments for the three and six months ended July 3, 2022 are adjustments to tax expense related to changes in our forecasts.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 3, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$149,049	$263,772
Short-term investments	101,088	7,744
Accounts receivable, net	217,873	261,158
Inventories	300,796	315,667
Prepaid expenses and other current assets	30,698	34,752
Total current assets	799,504	883,093
Property and equipment, net	11,592	13,335
Operating lease right-of-use assets	39,703	23,176
Intangibles, net	1,586	1,856
Goodwill	36,279	80,721
Other non-current assets	86,868	76,350
Total assets	$975,532	$1,078,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,806	$73,729
Accrued employee compensation	21,767	24,704
Other accrued liabilities	194,099	224,584
Deferred revenue	18,398	16,500
Income taxes payable	1,092	1,528
Total current liabilities	305,162	341,045
Non-current income taxes payable	16,709	18,990
Non-current operating lease liabilities	34,230	18,569
Other non-current liabilities	3,202	3,112
Total liabilities	359,303	381,716
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	936,424	923,228
Accumulated other comprehensive income	69	149
Accumulated deficit	(320,293)	(226,591)
Total stockholders’ equity	616,229	696,815
Total liabilities and stockholders’ equity	$975,532	$1,078,531

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021

Net revenue	$223,224	$210,558	$308,811	$433,782	$626,736
Cost of revenue	161,803	151,655	215,455	313,458	422,439
Gross profit	61,421	58,903	93,356	120,324	204,297
Gross margin	27.5%	28.0%	30.2%	27.7%	32.6%
Operating expenses:
Research and development	22,205	23,821	22,586	46,026	46,415
Sales and marketing	34,546	35,586	35,740	70,132	73,555
General and administrative	14,147	13,602	15,623	27,749	31,028
Goodwill impairment	—	44,442	—	44,442	—
Other operating expenses (income), net	573	(3)	(2,097)	570	468
Total operating expenses	71,471	117,448	71,852	188,919	151,466
Income (loss) from operations	(10,050)	(58,545)	21,504	(68,595)	52,831
Operating margin	-4.5%	(27.8)%	7.0%	(15.8)%	8.4%
Other income (expenses), net	(820)	(982)	699	(1,802)	147
Income (loss) before income taxes	(10,870)	(59,527)	22,203	(70,397)	52,978
Provision for (benefit from) income taxes	(2,336)	(2,317)	4,369	(4,653)	12,184
Net income (loss)	$(8,534)	$(57,210)	$17,834	$(65,744)	$40,794

Net income (loss) per share:
Basic	$(0.30)	$(1.95)	$0.58	$(2.26)	$1.33
Diluted	$(0.30)	$(1.95)	$0.57	$(2.26)	$1.29

Weighted average shares used to compute net income (loss) per share:
Basic	28,891	29,350	30,574	29,114	30,614
Diluted	28,891	29,350	31,464	29,114	31,648

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	July 3, 2022	June 27, 2021
Cash flows from operating activities:
Net income (loss)	$(65,744)	$40,794
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,398	7,881
Stock-based compensation	9,826	13,862
Gain/loss on investments, net	593	8
Goodwill impairment	44,442	—
Change in fair value of contingent consideration	—	(3,003)
Deferred income taxes	(10,862)	7,083
Provision for excess and obsolete inventory	2,561	2,255
Changes in assets and liabilities:
Accounts receivable, net	43,285	46,455
Inventories	12,310	(81,907)
Prepaid expenses and other assets	4,920	(4,367)
Accounts payable	(5,322)	(20,477)
Accrued employee compensation	(2,937)	(2,291)
Other accrued liabilities	(31,299)	4,760
Deferred revenue	1,992	1,859
Income taxes payable	(2,717)	(4,402)
Net cash provided by operating activities	6,446	8,510
Cash flows from investing activities:
Purchases of short-term investments	(114,631)	(152)
Proceeds from maturities of short-term investments	20,417	165
Purchases of property and equipment	(2,037)	(4,556)
Purchases of long-term investments	(330)	(340)
Net cash used in investing activities	(96,581)	(4,883)
Cash flows from financing activities:
Repurchases of common stock	(24,377)	(24,999)
Restricted stock unit withholdings	(3,581)	(5,915)
Proceeds from exercise of stock options	612	6,863
Proceeds from issuance of common stock under employee stock purchase plan	2,758	2,905
Net cash used in financing activities	(24,588)	(21,146)
Net decrease in cash and cash equivalents	(114,723)	(17,519)
Cash and cash equivalents, at beginning of period	263,772	346,460
Cash and cash equivalents, at end of period	$149,049	$328,941

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021

GAAP gross profit	$61,421	$58,903	$93,356	$120,324	$204,297
GAAP gross margin	27.5%	28.0%	30.2%	27.7%	32.6%
Amortization of intangibles	128	129	178	257	357
Stock-based compensation expense	358	386	362	744	1,196
Non-GAAP gross profit	$61,907	$59,418	$93,896	$121,325	$205,850
Non-GAAP gross margin	27.7%	28.2%	30.4%	28.0%	32.8%

GAAP research and development	$22,205	$23,821	$22,586	$46,026	$46,415
Stock-based compensation expense	(1,095)	(1,087)	(1,272)	(2,182)	(2,418)
Non-GAAP research and development	$21,110	$22,734	$21,314	$43,844	$43,997

GAAP sales and marketing	$34,546	$35,586	$35,740	$70,132	$73,555
Amortization of intangibles	—	—	—	—	(1,266)
Stock-based compensation expense	(1,570)	(1,456)	(1,953)	(3,026)	(3,733)
Non-GAAP sales and marketing	$32,976	$34,130	$33,787	$67,106	$68,556

GAAP general and administrative	$14,147	$13,602	$15,623	$27,749	$31,028
Stock-based compensation expense	(2,106)	(1,768)	(3,315)	(3,874)	(6,515)
Non-GAAP general and administrative	$12,041	$11,834	$12,308	$23,875	$24,513

GAAP other operating expenses (income), net	$573	$(3)	$(2,097)	$570	$468
Change in fair value of contingent consideration	—	—	3,003	—	3,003
Restructuring and other charges	(573)	23	(886)	(550)	(3,156)
Litigation reserves, net	—	(20)	(20)	(20)	(315)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021

GAAP total operating expenses	$71,471	$117,448	$71,852	$188,919	$151,466
Amortization of intangibles	—	—	—	—	(1,266)
Stock-based compensation expense	(4,771)	(4,311)	(6,540)	(9,082)	(12,666)
Change in fair value of contingent consideration	—	—	3,003	—	3,003
Goodwill impairment	—	(44,442)	—	(44,442)	—
Restructuring and other charges	(573)	23	(886)	(550)	(3,156)
Litigation reserves, net	—	(20)	(20)	(20)	(315)
Non-GAAP total operating expenses	$66,127	$68,698	$67,409	$134,825	$137,066

GAAP operating income (loss)	$(10,050)	$(58,545)	$21,504	$(68,595)	$52,831
GAAP operating margin	(4.5)%	(27.8)%	7.0%	(15.8)%	8.4%
Amortization of intangibles	128	129	178	257	1,623
Stock-based compensation expense	5,129	4,697	6,902	9,826	13,862
Change in fair value of contingent consideration	—	—	(3,003)	—	(3,003)
Goodwill impairment	—	44,442	—	44,442	—
Restructuring and other charges	573	(23)	886	550	3,156
Litigation reserves, net	—	20	20	20	315
Non-GAAP operating income (loss)	$(4,220)	$(9,280)	$26,487	$(13,500)	$68,784
Non-GAAP operating margin	(1.9)%	(4.4)%	8.6%	(3.1)%	11.0%

GAAP other income (expenses), net	$(820)	$(982)	$699	$(1,802)	$147
Gain/loss on investments, net	(216)	519	(41)	303	8
Non-GAAP other income (expenses), net	$(1,036)	$(463)	$658	$(1,499)	$155

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021

GAAP net income (loss)	$(8,534)	$(57,210)	$17,834	$(65,744)	$40,794
Amortization of intangibles	128	129	178	257	1,623
Stock-based compensation expense	5,129	4,697	6,902	9,826	13,862
Change in fair value of contingent consideration	—	—	(3,003)	—	(3,003)
Goodwill impairment	—	44,442	—	44,442	—
Restructuring and other charges	573	(23)	886	550	3,156
Litigation reserves, net	—	20	20	20	315
Gain/loss on investments, net	(216)	519	(41)	303	8
Non-GAAP tax adjustments	(2,552)	(709)	(1,971)	(3,261)	(4,387)
Non-GAAP net income (loss)	$(5,472)	$(8,135)	$20,805	$(13,607)	$52,368

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.30)	$(1.95)	$0.57	$(2.26)	$1.29
Amortization of intangibles	0.00	0.00	0.01	0.01	0.05
Stock-based compensation expense	0.18	0.16	0.22	0.34	0.44
Change in fair value of contingent consideration	—	—	(0.10)	—	(0.09)
Goodwill impairment	—	1.51	—	1.53	—
Restructuring and other charges	0.02	(0.00)	0.03	0.02	0.10
Litigation reserves, net	—	0.00	0.00	0.00	0.01
Gain/loss on investments, net	(0.01)	0.02	(0.00)	0.01	0.00
Non-GAAP tax adjustments	(0.08)	(0.02)	(0.07)	(0.12)	(0.15)
Non-GAAP net income (loss) per diluted share	$(0.19)	$(0.28)	$0.66	$(0.47)	$1.65

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	July 3, 2022	April 3, 2022	December 31, 2021	October 3, 2021	June 27, 2021

Cash, cash equivalents and short-term investments	$250,137	$263,788	$271,516	$292,195	$335,319
Cash, cash equivalents and short-term investments per diluted share	$8.66	$8.99	$9.10	$9.49	$10.66

Accounts receivable, net	$217,873	$219,911	$261,158	$266,526	$290,598
Days sales outstanding (DSO)	89	97	93	90	86

Inventories	$300,796	$327,309	$315,667	$305,129	$251,764
Ending inventory turns	2.2	1.9	2.2	2.7	3.4

Weeks of channel inventory:
U.S. retail channel	18.2	19.6	12.7	14.7	12.9
U.S. distribution channel	3.8	4.1	3.0	3.1	3.4
EMEA distribution channel	6.2	6.6	6.8	6.8	7.8
APAC distribution channel	14.0	14.4	13.4	9.6	11.5

Deferred revenue (current and non-current)	$21,593	$21,305	$19,600	$18,684	$18,482

Headcount	740	766	771	780	769
Non-GAAP diluted shares	28,891	29,350	29,822	30,798	31,464

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	July 3, 2022		April 3, 2022		June 27, 2021		July 3, 2022		June 27, 2021

Americas	$144,027	65%	$144,649	68%	$212,634	69%	$288,676	66%	$431,784	69%
EMEA	44,951	20%	36,865	18%	61,772	20%	81,816	19%	122,862	20%
APAC	34,246	15%	29,044	14%	34,405	11%	63,290	15%	72,090	11%
Total	$223,224	100%	$210,558	100%	$308,811	100%	$433,782	100%	$626,736	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021

Connected Home	$128,864	$130,342	$229,863	$259,206	$470,781
SMB	94,360	80,216	78,948	174,576	155,955
Total net revenue	$223,224	$210,558	$308,811	$433,782	$626,736

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021

Connected Home	$33,975	$18,121	$35,391	52,096	$57,629
SMB	1,615	729	522	2,344	1,321
Total service provider net revenue	$35,590	$18,850	$35,913	54,440	$58,950